QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-199441), pertaining to the Agile Therapeutics, Inc. 2014 Incentive Compensation Plan of our report dated March 26, 2015 with respect to the financial statements of Agile Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Metro Park, New Jersey
March 26, 2015

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm